UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 28, 2015, the Annual Meeting of Shareholders (the “Annual Meeting”) of Forest City Enterprises, Inc. (the “Company”) was held. At the Annual Meeting, 186,585,212 shares of Class A common stock representing 186,585,212 votes and 18,459,184 shares of Class B common stock representing 184,591,840 votes were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Annual Meeting and the voting tabulation for each such matter were as follows:

1:
The election of four (4) directors by holders of Class A common stock and the election of nine (9) directors by holders of Class B common stock, each to hold office until the next annual shareholders' meeting and until a successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Class A Nominees
Arthur F. Anton	170,538,363	9,034,975	7,011,874
Scott S. Cowen	166,809,594	12,763,744	7,011,874
Michael P. Esposito, Jr.	167,987,359	11,585,979	7,011,874
Stan Ross	170,375,484	9,197,854	7,011,874

Class B Nominees
Kenneth J. Bacon	179,485,720	5,500	5,100,620
Christine R. Detrick	179,485,720	5,500	5,100,620
Deborah L. Harmon	179,485,720	5,500	5,100,620
David J. LaRue	179,478,870	12,350	5,100,620
Brian J. Ratner	179,478,870	12,350	5,100,620
Bruce C. Ratner	179,478,870	12,350	5,100,620
Charles A. Ratner	179,478,870	12,350	5,100,620
Deborah Ratner Salzberg	179,478,870	12,350	5,100,620
Ronald A. Ratner	179,478,870	12,350	5,100,620

2:    The approval (on an advisory, non-binding basis) of the compensation of the Company's Named Executive Officers.

	For	Against	Abstain	Broker Non-Votes
Combined Class A and Class B	336,447,126	22,298,407	319,025	12,112,494

3:	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2015.

	For	Against	Abstain
Combined Class A and Class B	370,736,736	277,492	162,824

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	May 29, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer